UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2019

ALTERYX, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive, Suite 400, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.02	Results of Operations and Financial Condition

Contemporaneous with the change in the independent registered public accounting firm of Alteryx, Inc. (the “Company”) described below under Item 4.01, the Company decided to provide preliminary results for its fourth quarter and full year ended December 31, 2018. The preliminary results provided below are based upon the Company’s estimates and subject to completion of the Company’s financial closing procedures. Moreover, this information has been prepared solely on the basis of currently available information. Neither PricewaterhouseCoopers LLP, the Company’s former independent registered public accounting firm (“PwC”), nor Deloitte & Touche LLP, the Company’s new independent registered public accounting firm (“Deloitte”), has audited or reviewed, and neither expresses an opinion with respect to, this information. Moreover, the revenue information (and billings and dollar-based net revenue retention information, which are operational metrics derivable from revenue) provided below has been prepared in accordance with Accounting Standards Codification (“ASC”) 605. In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition, commonly referred to as ASC 606. Revenue information under ASC 606 is currently not available. The Company will adopt and provide its revenue on an ASC 606 basis upon filing of its Form 10-K for the year ended December 31, 2018. Accordingly, the information below is subject to change upon the Company’s adoption of ASC 606.

Preliminary results for the fourth quarter ended December 31, 2018 were as follows:

•	Revenue is expected to be approximately $59 million, representing a period-over-period increase of approximately 53%.

•	Billings, which represents amounts billed to customers during the period and is calculated as revenue plus the change in deferred revenue, is expected to increase approximately 60% period-over-period.

•	Dollar-based net revenue retention is expected to be approximately 129%, compared with 131% in the prior period.

Preliminary results for the full year ended December 31, 2018 were as follows:

•	Revenue is expected to be approximately $203 million, representing a year-over-year increase of approximately 54%.

•	Billings is expected to increase approximately 55% year-over-year.

•	As of December 31, 2018, the Company expects to have nearly 4,700 total customers, an increase of approximately 38% over December 31, 2017.

•	The Company expects to report positive cash flows from operations.

The information included or incorporated by reference in this Item 2.02 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)            Dismissal of Previous Independent Registered Public Accounting Firm

PwC has purchased the Company’s products and services from time to time in the ordinary course of business in arms-length transactions. The Company’s sales to PwC have been immaterial to date, including in 2018.

In accordance with the standards of the Public Company Accounting Oversight Board, at a meeting of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) on May 7, 2018, PwC provided the Audit Committee with a letter confirming that PwC was independent and could serve as the Company’s independent registered public accounting firm for 2018. PwC also communicated during its routine quarterly communications with the Audit Committee throughout 2018 that no independence matters had been identified subsequent to the date of the independence letter.

On January 17, 2019, following an internal review by PwC, PwC notified the Company that PwC had increased its use of, and communications and services related to, the Company’s software platform with its clients and prospective clients in 2018 and that this creates the possible appearance of a business relationship contrary to auditor independence standards. Based on its current assessment, PwC communicated to the Company that this concern did not extend to 2017 or any prior year.

As a result of the foregoing, the Company and PwC mutually agreed that it was appropriate for the Company to consider retaining a new independent registered public accounting firm and, accordingly, the Company dismissed PwC as the Company’s independent registered public accounting firm, effective January 24, 2019. The decision to dismiss PwC as the Company’s independent registered public accounting firm is not for any reason related to the Company’s financial reporting or accounting operations or policies. The decision to change independent registered public accounting firms was approved by the Audit Committee.

PwC’s reports on the Company’s financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2016 and the subsequent interim period through January 24, 2019, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto, except for the material weakness in the Company’s internal control over financial reporting related to the evaluation of the accounting impact of certain contractual terms in certain arrangements with licensed data providers. The Company concluded this material weakness was remediated as of March 31, 2018 as disclosed in the Company’s Form 10-Q for the period then ended.

The Company has provided PwC with the disclosures under this Item 4.01(a), and has requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. PwC’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)            Appointment of New Independent Registered Public Accounting Firm

On January 24, 2019, the Audit Committee approved the appointment of Deloitte as the Company’s new independent registered public accounting firm, effective immediately. During the Company’s two most recent fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through January 24, 2019, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated January 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2019	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Senior Vice President and General Counsel